UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 2, 2015, July 2, 2015, and September 1, 2015, Global Power Equipment Group Inc. (the “Company”) disclosed in Current Reports on Form 8-K that it entered into a Fifth Amendment and Limited Waiver to Credit Agreement, a Limited Waiver and Sixth Amendment, and a Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents (the latter, the “Seventh Amendment” and, together with the aforementioned amendments, the “Prior Amendments”) to its Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and the various lending institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”).  Under the Prior Amendments, the Lenders agreed to, among other things, temporarily waive certain existing and anticipated events of default.  Effective as of December 11, 2015, the Company entered into a First Amendment to Limited Waiver and Seventh Amendment to the Credit Agreement and Amendment to Other Loan Documents to the Credit Agreement (the “Eighth Amendment”), dated as of December 11, 2015.

Under the Eighth Amendment, the Lenders agreed to temporarily waive certain Known Existing Waiver Termination Events, certain Known Events of Default, and certain Anticipated Events of Default (each as defined in the Eighth Amendment) for a limited period of time ending on the earlier of February 15, 2016 or the occurrence of any additional Waiver Termination Event (as defined in the Eighth Amendment) (such period, the “New Limited Waiver Period”).

The Lenders agreed to continue making Revolving Credit Loans and issue Letters of Credit to the Company, subject to certain conditions and an extension of the cap on the Company’s borrowing ($70 million in the aggregate principal outstanding amount at any time for all Revolving Credit Loans and $15 million in letter of credit obligations outstanding at any time) for the duration of the New Limited Waiver Period. The Eighth Amendment additionally requires the Company to post cash collateral in connection with the issuance of any Letter of Credit having an expiry date beyond the maturity date of the revolving credit facility.

The Eighth Amendment revises the definition of “Applicable Margin” under the Credit Agreement, which sets the margin over the London Interbank Offered Rate (“LIBOR”) and a base rate, depending on the type of loan that is selected by the Company.  Loans will bear interest at a floating rate measured by reference to LIBOR plus 8.50%, or an alternate base rate plus 7.50%.  In addition, it eliminates the Seventh Amendment’s Consolidated Adjusted EBITDA covenant.

The Company has agreed to provide the Lenders (i) restated financial statements for its 2013 and 2014 fiscal years (and, if applicable, restated financial statements for any additional periods that the Company determines require restatement), subject to certain adjustments specified in the Eighth Amendment, by December 31, 2015;  (ii) restated financial statements for its 2013 and 2014 fiscal years (and, if applicable, restated financial statements for any additional periods that the Company determines require restatement), subject to certain adjustments, by January 31, 2016; and (iii) quarterly financial statements for the first, second, and third quarters of 2015 by January 31, 2016.

The Company must continue to provide the Lenders with certain information about the Company’s business and financial condition as provided for in the Prior Amendments. The Eighth Amendment further requires the Company to provide the Lenders with weekly account receivables and account payables summary reports and requires the Company to maintain specified minimum cash receipts and cash balances. The Company has agreed to engage a consultant to assess its business and financial condition.

The foregoing description does not constitute a complete summary of the terms of the Eighth Amendment and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein. All capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Item 4.01                                           Changes in Registrant’s Certifying Accountant

On December 10, 2015, the chairman of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company was orally informed by its independent registered public accounting firm, BDO USA, LLP (“BDO”), that BDO was resigning effective upon the completion of its audit of the Company’s restated financial statements for its 2013 and 2014 fiscal years (and, if applicable, the restated financial statements for any additional periods that the Company determines require restatement).

As previously announced, an independent special committee of the Board (the “Special Committee”) was formed in May 2015 to review the facts and circumstances relating to the Company’s determination to restate certain of its historical financial results. The Special Committee has substantially completed its investigation concerning issues within its current scope of investigation and expects to conclude its investigation as soon as practicable.

The Audit Committee has accepted BDO’s resignation and the Company has commenced a process to select a successor accounting firm. The Company will disclose its engagement of the successor accounting firm once the process has been completed, as required by the Securities and Exchange Commission’s rules and regulations.

During the Company’s two most recent fiscal years ended December 31, 2014, and the subsequent interim period through the date of notification of BDO’s resignation, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. BDO’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2013 or 2014, when previously filed, did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles. However, as noted in the Company’s Current Reports on Form 8-K, filed on May 6, 2015 and October 26, 2015, the Company’s 2013 and 2014 financial statements, including the auditor’s reports on the Company’s 2013 and 2014 financial statements, and the auditor’s reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013 and 2014, should no longer be relied upon in light of the pending restatement.

Except for the matter relating to internal control over financial reporting described below, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, during the Company’s years ended December 31, 2013 or 2014 or in any subsequent interim period.  The Company has authorized BDO to respond fully to the inquiries of the successor accounting firm concerning the subject matter of the reportable event noted below.

Since the date of the Company’s determination to restate its financial statements for the years ended December 31, 2013 and 2014, BDO has communicated that the Company has certain material weaknesses in its internal control over financial reporting relating to revenue recognition, inventory costing, and warranty reserves. The Audit Committee has discussed the foregoing with BDO. Given that the relevant audits and reviews are not complete, these internal controls remain subject to review, assessment, and remediation by the Company and do not represent the final and complete conclusions or findings of the Company or the Special Committee.

The Company continues to work diligently to address the internal control and other issues raised by its restatement process and is deploying significant internal and external resources to audit and re-audit its financial statements.  Since identifying the accounting issues in May of 2015, the Company has appointed a new Senior Vice President of Finance who is expected assume the position of Chief Financial Officer upon conclusion of the restatement process and has elected three new directors.  In addition, the Company has retained multiple staff, consultants, counsel, and accountants to assist with the restatement process with the goal of regaining compliance with the Company’s filing obligations in a timely manner.  Furthermore, the Company is taking steps to strengthen its internal control over financial reporting and anticipates that the internal control enhancements it has made, and plans to make, in connection with the restatement process, will provide a stronger foundation for future compliance and financial reporting.

The Company provided BDO with a copy of the disclosures it is making in this report and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of BDO’s letter will be filed as an amendment to this report within two days of receipt by the Company.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of December 11, 2015, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various lending institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2015

Global Power Equipment Group Inc.

By:	/s/ Timothy Howsman
Timothy Howsman
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of December 11, 2015, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various lending institutions party thereto.